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                                                                   Exhibit 10(a)


              Consent of Independent Certified Public Accountants


Board of Directors
The Travelers Insurance Company:

     We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm as experts under the heading "Independent Accountants".


Hartford, Connecticut
August 31, 1999